EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the Statement on Amendment No. 4 to Schedule 13D with respect to the common shares of Helix BioPharma Corp., dated as of November 10, 2011, is, and any further amendments thereto (including amendments on Schedule 13D or Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934 and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this joint filing agreement this 10th day of November, 2011.

ACM ALPHA CONSULTING MANAGEMENT AG

By:	/s/ Veronika Kandziora

Name: Veronika Kandziora
Title: President and Chief Executive Officer

ACM ALPHA CONSULTING MANAGEMENT EST.

By:	/s/ Andreas Kandziora

Name: Andreas Kandziora
Title: President and Managing Director

ZBIGNIEW LOBACZ

/s/ Zbigniew Lobacz

VERONIKA KANDZIORA

/s/ Veronika Kandziora

ANDREAS KANDZIORA

/s/ Andreas Kandziora

SYLWESTER CACEK

/s/ Sylwester Cacek

SLAWOMIR MAJEWSKI

/s/ Slawomir Majewski

ANDRZEJ BERNADY

/s/ Andrzej Bernady

MAREK ZIELINSKI

/s/ Marek Zielinski

JAN BANKIEL

/s/ Jan Bankiel

HENRYK BANKIEL

/s/ Henryk Bankiel

PIOTR GRZEGORZEWSKI

/s/ Piotr Grzegorzewski

DANIEL LASKE

/s/ Daniel Laske

ELZBIETA SOBIECH

/s/ Elzbieta Sobiech

WOJCIECH HAJDUK

/s/ Wojciech Hajduk

IZABELA FLEJSIEROWICZ

/s/ Izabela Flejsierowicz